EXHIBIT 10.5

AMENDMENT NO. 4
to the
MATTEL, INC.
DEFERRED COMPENSATION AND PIP EXCESS PLAN (POST-2004)
        THIS AMENDMENT NO. 4 (this “Amendment”) is executed on May 3, 2020, by Mattel, Inc., a Delaware corporation (“Mattel”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

        WHEREAS, Mattel maintains the Mattel, Inc. Deferred Compensation and PIP Excess Plan (Post-2004), (as amended, the “Plan”), for the benefit of eligible management employees of Mattel and its subsidiaries;
        WHEREAS, Pursuant to Section 9.10(a) of the Plan, the Board of Directors of Mattel (the “Board”) or the Compensation Committee of the Board (the “Committee”) has the right to amend the Plan in whole or in part from time to time, provided, that no such action shall cancel or reduce the amount of a Participant’s previously accrued vested benefits; and
        WHEREAS, the Committee desires to amend Section 3.2 of the Plan to suspend the “Company Automatic Contributions” to the Plan.
        NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein effective as of date hereof, as follows:
        1. The last sentence of Section 3.2 of the Plan is hereby amended and restated in its entirety as follows:
“Notwithstanding the foregoing or any other provision of the Plan, all Company Automatic Contributions under this Section 3.2 shall be suspended and not made effective for all Payroll Dates occurring on or after May 4, 2020.”
        2. Except as expressly or by necessary implication amended hereby, all terms and provisions of the Plan shall continue in full force and effect.
        IN WITNESS WHEREOF, Mattel has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer of Mattel on the day and year first above written.

MATTEL, INC.
By: /s/Amanda Thompson
Name: Amanda Thompson
Title: Executive Vice President and Chief People Officer
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